Exhibit 23




         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Exxon Mobil Corporation's 1993 Incentive Program of our report dated February 27, 2002, relating to the consolidated financial statements, which appears on page 33 of Exxon Mobil Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ PricewaterhouseCoopers LLP
______________________________
PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
November 13, 2002




































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